                                             EX 10.79.3











                   CREDIT AGREEMENT

                        Between

                 EMERITUS CORPORATION

                          and

  AURORA BAY INVESTMENTS, L.L.C. Dated as of January
                        7,1998

                      CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is made and entered into as of the 7th day of January, 1998, by and between Emeritus Corporation, a Washington corporation
("Emeritus"), and Aurora Bay Investments, L.L.C., a
Washington limited liability company ("Borrower").

                       RECITALS

     A. Borrower is a recently formed company organized to own, develop, operate and acquire Alzheimer's special care facilities to provide room, board, and personal care services primarily to elderly persons afflicted with Alzheimer's disease.

     B. Emeritus is in the business of owning, developing, and operating senior housing facilities throughout the United States and is willing to make available to Borrower certain funds to permit
Borrower's acquisition, development, and construction of such facilities, provided that such loans are convertible, at Emeritus' option, into an equity interest in Borrower.

     C. Subject to the terms and conditions of this Agreement, Emeritus is prepared to advance funds to Borrower, and Borrower is prepared to borrow funds from Emeritus.

                       AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and conditions set herein, the parties agree as follows:

l. DEFINITIONS

     As used herein, the following terms have the meanings set forth below:

     "Affiliate" means a Person that now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Borrower. A Person shall be deemed to control a corporation, limited liability company, limited partnership or partnership if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management of such corporation, limited liability company, limited partnership or partnership, whether through the ownership of voting securities, by contract, or otherwise.

      "Agreement" means this Credit Agreement, including all modifications and amendments thereto.

      "Applicable Law" means all applicable provisions and requirements of all (a)constitutions, statutes, ordinances, rules, regulations, standards, orders, and directives of any Governmental Bodies, (b) Governmental
Approvals, and (c) orders, decisions, decrees, judgments, injunctions, and writs of all courts and arbitrators, whether such Applicable Laws presently exist, or are modified, promulgated, or implemented after the date hereof.

     "Best" means Thilo Best, one of the members of Borrower.

     "Borrower" means Aurora Bay Investments, L.L.C., a
Washington limited liability company.

     "Borrower  Project Subordinated Debt"  means  with
respect  to  each  of  the  Projects,  the  amount   of
subordinated  debt advanced by Borrower to  the  Wholly
Owned Subsidiary which owns, or will own, such Project.

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     "Borrowing Notice" has the meaning set forth in
Section 2.10.

     "Business Day" means any day except a Saturday, Sunday, or other day on which national banks in the state of Washington are authorized or required by law to close.

     "Collateral"  means  all  the  property,  real  or
personal,   tangible  or  intangible,  now   owned   or
hereafter acquired, in which Emeritus has been or is to be granted a security interest by Borrower or any other
Person, to secure the Indebtedness of Borrower to Emeritus.

     "Commitment Period" has the meaning set forth in
Section 2.1.

     "Construction/Permanent Loan" means, with  respect
to each of the Projects, the construction and permanent
financing,  to  be obtained by Borrower,  to  fund  the
acquisition,  development  and  construction  of   such
Project, to cover anticipated operational expenses, including debt service payments, until the Project's operations can be conducted on a break even basis, the terms of which financing must be approved by Emeritus as required by Section 2.7.

     "Convertible  Promissory Note" is the  Convertible
Promissory  Note  attached hereto as Exhibit  A  to  be
executed    by   Borrower,   representing    Borrower's
obligation to repay the Loan to Emeritus.

     "Default"  means  any  condition  or  event   that
constitutes an Event of Default or with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Emeritus Corporation" means Emeritus Corporation, a Washington corporation, which has agreed to advance certain funds to Borrower pursuant to the terms of this Agreement.

     "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time.

     "Erwin" means Jerry Erwin.

     "Erwin  LLC"  means Erwin Investors I,  L.L.C.,  a
Washington limited liability company, controlled by Jerry Erwin, which company is one of the three members of Borrower.

"Event of Default" has the meaning set forth Section
7.1.

"Funding" means any disbursement of the proceeds of the Loan.

     "Governmental Approval" means any authorization, consent, approval , certificate of compliance, license, permit, or exemption from, contract with, registration or filing with, or report or notice to, any Governmental Body required or permitted by Applicable
Law.

     "Governmental Body" means the government of the United States, any state or any foreign country, or any governmental or regulatory official, body, department, bureau, subdivision, agency, commission, court, arbitrator, or authority, or any instrumentality thereof whether federal, state, or local.

     "Guarantor" means each of Best, Erwin LLC and Spaulding, who will execute and deliver to Emeritus the Guaranty pursuant to Section 3.1(b) of this Agreement.

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     "Guarantor  Pledge and Security  Agreement"  means
the Pledge and Security Agreement, in the form attached hereto as Exhibit C, to be executed by each of the Guarantors granting in favor of Emeritus a first priority and. exclusive security interest in such Guarantor's membership interest in Borrower.

     "Guaranty" means, with respect to each of the Guarantors, the non-recourse guaranty to be executed by such Guarantor in favor of Emeritus, in the form attached hereto as Exhibit B, including all renewals, replacements, and amendments thereto.

     "Hazardous Materials" means oil or petrochemical products, PCBs, asbestos, urea formaldehyde, flammable explosives, radioactive materials, Hazardous wastes, toxic substances, or related materials, including, but not limited to, substances defined as or included in the definition of "Hazardous substances, " "Hazardous wastes", "Hazardous materials," or "toxic substances" under any Hazardous Materials Laws.

     "Hazardous Materials Claims" means (a)enforcement,
cleanup,   removal,   or   other   regulatory   actions
instituted,   completed,   or   threatened    by    any
Governmental Body pursuant to any applicable  Hazardous
Materials Laws and (b) claims made or threatened by any
third  party  against  Borrower  or  any  Wholly  Owned
Subsidiary   or  its  property  relating   to   damage,
contribution, cost recovery, compensation, loss, or injury resulting from Hazardous Materials.

     "Hazardous Materials Laws" means all Applicable
Laws pertaining to Hazardous Materials.

     "Indebtedness" means all items that in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of the balance sheet as of the date that "Indebtedness" is to be determined, and in any event, includes liabilities secured by any mortgage, deed of trust, pledge, lien, or security interest on property owned or acquired, whether or not such a liability has been assumed, and the ties, endorsements (other than for collection in the ordinary course of business), and other contingent obligations with regard to the obligations of other Persons.

      "Loan Documents" means this Agreement, the Convertible Promissory Note , the Guaranties, the
Guarantor Pledge and Security Agreements, the Project
Promissory Notes, the Project Pledge and Security
Agreements, and the Financing Statements related to such Pledge and Security Agreements, together with all other agreements, instruments, and documents arising out of or relating to this Agreement or the Loan, and includes all renewals, replacements, and amendments thereof.

     "Loan" means the loan to be made to Borrower pursuant to this Agreement, as well as all renewals, replacements, and modifications thereof.

     "Minimum Tax Distribution" means, with respect to Borrower's members, an amount sufficient to permit the Members to pay their federal and state income taxes for a given taxable year on the aggregate taxable income, as adjusted by the proviso of this paragraph, allocated to such members for such tax year pursuant to the Operating Agreement, assuming for this purpose that such members are subject to the highest U.S. federal statutory marginal ordinary income tax rate then applicable for individuals; provided, however, if such members have been allocated in prior tax years losses, such losses shall first be offset against income for such tax year (to determine a net taxable income), until all such losses have been offset against income in such tax year or prior tax years, and the amount of such taxable income, less the offsetting losses, if any,

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

shall be regarded as the amount of taxable income of such members for such tax year.

     "Operating Agreement" means that certain Operating
Agreement of Aurora Bay Investments, L.L.C., dated as of January 6, 1998, a copy of which is attached hereto as Exhibit F.

     "Permitted Encumbrances" means, with respect to each of the Projects, (a) liens for taxes not yet due or liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with general accepted accounting principles have been established; (b)liens securing payment of the Senior Debt on such Project,
(c)zoning and other governmental restrictions, (d) matters common to any general area or subdivision in which the Project is located, (e) liens in respect of the Project imposed by law arising in the ordinary course of business such as materialmen's mechanics', warehousemen's, supplier's or vendor's and other like liens provided that such liens secure only amounts not yet due and payable or if overdue are being contested in good faith by appropriate actions or proceedings and adequate reserves have been established; (f) easements, rights-or-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not impairing, in any material respect, the use of such Project for its intended purposes or interfering, in any material respect, with the use of such Project for its intended purposes.

     "Person" means any individual, partnership, joint venture, firm, corporation, association, limited liability company, limited liability partnership, trust, or other enterprise or any Governmental Body.

     "Plan" means an employee pension benefit plan that is covered by ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue
Code of 1986, as amended, and is either (a) maintained by Borrower or any Affiliate for employees of Borrower or any Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other agreement under which more than one employer makes contributions and to which Borrower or any Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Project" means each senior housing facility to be acquired, developed and constructed by Borrower through a Wholly Owned Subsidiary, for which Borrower intends to borrow funds under this Agreement.

     "Project Development Budget" means, with respect to each of the Projects, the initial construction/development budget, including any updates thereto, prepared by

     Borrower and delivered to Emeritus for review and approval, showing all anticipated costs and expenses for acquiring, developing and constructing the Project, and covering its carrying costs until anticipated break even and showing the sources of all funds to be obtained by Borrower to fund such expenditures including the amount of the Construction/Permanent
Loan, the Borrower Project Subordinated Debt, the amounts to be borrowed by Borrower under this Agreement to fund such Project.

     "Project Operating Budget" means, with respect to each of the Projects, the annual operating budget for such Project, including any updates thereto, prepared by Borrower and delivered to Emeritus for review and approval, showing all anticipated revenues and all anticipated costs and expenses for the Project, including amounts to be set aside for capital expenditures and reserves, for such 12-month period.

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     "Project Loan" means, with respect to each of the
Projects, the loan or loans made by Borrower to the Wholly Owned Subsidiary owning such Project, funded out of the proceeds borrowed by Borrower under this Agreement to fund such Project or funded from Borrower's income or other available funds.

     "Project Promissory Note" means, with respect to each of the Project Loans , the Project Promissory
Note, in the form attached hereto as Exhibit D, to be executed by each Wholly Owned Subsidiary evidencing such subsidiary's obligation to repay to Borrower the Project Loan, which Project Promissory Note is to be pledged and assigned to Emeritus pursuant to the Project Pledge and Security Agreement.

     "Project Pledge and Security Agreement" means, with respect to each of the Project Loans, the Project
Pledge and Security Agreement, in the form attached hereto as Exhibit E, to be executed by Borrower granting to Emeritus a first priority and exclusive security interest in the Project Promissory Note and the Borrower's equity interest in such Wholly Owned
Subsidiary.

     "Senior Debt" means, with respect to each  of  the
Projects,  all  Indebtedness due  and  payable  on  the
Construction/Permanent Loan for such  Project,  or  any
refinancing  thereof  obtained  by  Borrower   or   its
applicable Wholly Owned Subsidiary, provided  that  the
proceeds  of  such refinancing are used exclusively  to
repay   the  existing  secured  indebtedness  and,   if
applicable, the costs associated with such refinancing.

     "Spaulding" means Craig W. Spaulding, one of the members of Borrower.

     "Wholly Owned Subsidiary" means the special purpose entity, which may be in the form of a limited liability company or limited partnership, organized by Borrower for the sole and exclusive purpose of acquiring, developing, constructing, operating, holding and investing in a Project, all of whose equity securities are owned and held by Borrower, either directly or indirectly through another wholly owned entity; provided, however, that in the event Borrower establishes another entity to serve as a member or general partner of such Wholly Owned Subsidiary, which entity will hold an interest of not more than l%, another Person may be admitted to such a special purpose entity and retain a l% interest therein
(thereby entitling such Person to a .0001 interest in the Wholly Owned Subsidiary), but otherwise such entity will be wholly owned by Borrower. In the event such Wholly Owned Subsidiary is organized as a limited partnership, Borrower shall establish a wholly owned limited liability company (subject to the l% interest in such entity that may be held by another Person) to serve as such entity's general partner, holding a l% interest therein, and will hold the balance of such entity's equity (99% interest) as a limited partner. In addition, if such Wholly Owned Subsidiary is organized as a limited liability company in a jurisdiction requiring two members to so conduct business, Borrower will establish a wholly owned entity (subject to the l% interest in such entity that may be held by another
Person) to serve as one of its members, holding a l% interest therein, and will hold the balance of such equity interest (99% interest) directly as a member.

2. LINE OF CREDIT

2.1 Loan Commitment

     Subject to and upon the terms and conditions set forth herein and in reliance upon the representations, warranties, and covenants of Borrower contained herein or made pursuant hereto, Emeritus will make Fundings to Borrower from time to time during the period from the date hereof through and including December 31, 2000
("Commitment Period"), but the aggregate

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amount of such Fundings shall not exceed $5 million.
This is not a revolving credit facility, and any payments by Borrower of the outstanding principal balance of the Loan shall not increase the amount that Borrower may borrow from Emeritus under this Agreement.

2.2 Loan Payment Terms

     All amounts funded by Emeritus shall bear interest at nine percent (9%) per annum, compounded annually.
Interest payments on the Loan shall be made quarterly, on January 1, April I, July 1, and October 1 of each year, commencing with the first interest payment on April 1, 1998. The outstanding principal, balance of the Loan is due and payable in full on the fifth anniversary from the date of the first Funding to Borrower under the Loan. The Loan may not be prepaid, in whole or in part, prior to its maturity without Emeritus' consent. The terms of the Loan are set forth in full in the Convertible Promissory Note, attached hereto as Exhibit A, and, in the event of any inconsistency between the terms of this Agreement, and those detailed in the Convertible Promissory Note, the terms of the Convertible Promissory Note shall control.

2.3 Collateral Securing Payment of Convertible
Promissory Note

     Payment of the Convertible Promissory Note shall be secured or supported by each of the following, until the Indebtedness represented thereby has been paid in full or until Emeritus has exercised its option to convert the Loan into an equity interest in Borrower as permitted by Section 2.4 and the terms of the Convertible Promissory Note:

     (a) Each of the Guarantors shall execute and deliver to Emeritus the Guaranty, a non-recourse guaranty of the Convertible Promissory Note, and shall execute and deliver the Guarantor Pledge and Security
Agreement granting to the Emeritus a first priority and exclusive security interest in such Guarantor's membership interest in Borrower.

     (b) Whenever any advances under the Loan are first used to fund any Project Loan, Borrower shall execute and deliver to Emeritus the Project Pledge and Security
Agreement granting Emeritus a first priority and exclusive security interest in the Project Promissory
Note and in Borrower's entire equity interest, direct and indirect, in the Wholly Owned Subsidiary owning such Project.

2.4 Emeritus' Conversion Rights

     Emeritus shall have the right to convert the Loan into an equity interest in Borrower subject to, and upon the terms and conditions set forth in, the Convertible Promissory Note.

2.5 Use of Proceeds

      Emeritus shall advance funds under the Loan to Borrower solely for the purpose of allowing Borrower to
(i) make Project Loans to its Wholly Owned
Subsidiaries, (ii) make interest payments on the Convertible Promissory Note, to the extent that such payments cannot be funded out of the cash flow from the Wholly Owned Subsidiaries, (iii) cover the legal expenses incurred by Borrower, both for its counsel and Emeritus' counsel, filing fees, and other start up and organizational costs incurred in assisting with the formation of Borrower and its Wholly Owned Subsidiaries and the documentation required in connection with this Agreement and the Project Loans; and (iv) reimburse
South Bay Partners, Inc., an Affiliate of Spaulding, for out-of pocket expenses payable to unaffiliated third parties incurred by such entity in connection with the acquisition, construction and development of the Projects, and the formation of Borrower and each

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of the Wholly Owned Subsidiaries. Borrower shall use
funds obtained under this Agreement solely for such purposes. Borrower is required to carry out its development program so as to permit development of a minimum of seven Projects within three years of the date of this Agreement using the $5 million credit facility provided by Emeritus under this Agreement, conventionally available Construction/Permanent Loans, and such additional Borrower Project Subordinated Debt as may be necessary, all as required by Section 2.6.

2.6 Project Development and Capital Requirements

     (a) Borrower has represented to Emeritus that this
credit  facility will permit Borrower  to  acquire  and
develop  seven Projects within three years of the  date
of   first   Funding  under  this  Agreement.  Borrower
covenants and agrees to take any and all action necessary to acquire, develop and construct such seven
Projects within that time frame.

     Such actions shall include but not be limited to the following with respect to each such Project:

           (i) selecting an appropriate site for
               development in a market area approved by and acceptable to Emeritus;

           (ii) negotiating the terms of purchase and sale agreements with the owner of the Project site;

             (iii)        preparing plans and
          specifications for the Project;

           (iv) securing all necessary Governmental
                Approvals for Project development;

           (v) engaging architects, contractors, surveyors, title companies, land use consultants, legal counsel, and others to assist with the acquisition, development and constructions;

           (vi) obtaining the Construction/Permanent Loan for the Project; (vii) monitoring and overseeing the performance of third party vendors;

           (viii)     preparing and updating, as
                necessary, the Project Development
                Budget;

             (ix)   engaging South Bay Partners, Inc.,
               to provide development services for each of the Projects to be developed by a Wholly Owned Subsidiary; and

             (ix)   engaging Jerry Erwin Associates,
               Inc. or another qualified property
               management company, to be responsible
               for the lease up and daily operations of the Project.

     (c) Borrower covenants and agrees to make funds available to complete each of the seven Projects required by this Agreement to the extent that such funds cannot be financed with the amounts available under the Construction/Permanent Loan and the advances made by Emeritus under this Agreement with respect to such Project. Such funds are herein referred to as the

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Borrower Project Subordinated Debt. Prior to borrowing
funds under this Agreement to fund a Project, Borrower shall deliver to Emeritus for its review and approval, a detailed Project Development Budget, showing the estimated acquisition, development, construction and lease-up expenses, and demonstrating that the funds available for such purposes, including the amount of the Construction/Permanent Loan and the amount requested from Emeritus under this Agreement, are sufficient to cover a11 such expenses and thereby demonstrating the economic feasibility of the Project.
Emeritus shall have no obligation to fund any Project
Loan until it has satisfied itself based upon the submitted Project Development Budget, that there are adequate funds available for its acquisition, construction and development, and initial lease up, and that the Project is economically feasible. Should
Emeritus determine that additional funds are needed to make the Project economically feasible, if Borrower wishes to proceed with such Project, Borrower shall advance such additional funds as are necessary, concurrent with initial Funding of the Project Loan through this Agreement, which advances shall be treated as Borrower Project Subordinated Debt, in order to ensure that the Project is economically feasible.
Moreover, to the extent that the Project has cost overruns, slower than anticipated lease-up or other events causing its actual expenses to exceed budgeted amounts, and to the extent that additional advances are not made available by Emeritus pursuant to the terms of
Section 2.7, Borrower shall make available to the Wholly Owned Subsidiary such additional funds as may be necessary to complete the acquisition, development and construction of the Project, to allow the Project to achieve break even, to cover any other operating deficits, and to cover any capital improvements and replacements necessary to allow the Project to operate in the ordinary course of business. Such additional funds shall be available when needed by the Project, and advanced promptly so there is no delay or disruption in the Project's development, lease-up and operations, and such amounts, if advanced by one or more of Borrower's managers or Affiliates thereof, shall be regarded as loans from the person(s) making the funds available to the Wholly Owned Subsidiary. Any such loan, if made, shall bear interest at the lesser of nine percent (9"%) per annum or the lender's cost of funds, shall be an unsecured obligation of the Wholly
Owned Subsidiary, and shall be subordinated, in all respects, to the prior payment of the Project
Promissory Note from the Wholly Owned Subsidiary to
Borrower and payment of the Convertible Promissory Note from Borrower to Emeritus; provided, however, that there is no Event of Default hereunder and that the Project's cash flow permits the Wholly Owned Subsidiary to pay out of cash flow the current portion of all principal and interest payments due on Senior Debt, the Project Promissory Note, and any other Indebtedness, and to cover other expenses of the Wholly Owned
Subsidiary as they become due and payable, all such payments to be made so there is no default under this Agreement or any of such other obligations, the Wholly
Owned Subsidiary may apply the excess cash flow, if any, toward payment of the outstanding principal balance plus accrued but unpaid interest on any loan from one or more of the Borrower's managers or Affiliates thereof, on such basis as Borrower deems appropriate. Moreover, the other terms of such loan shall not be more favorable than those included in the loan from Borrower to the Wholly Owned Subsidiary. Such loan, if advanced, shall be evidenced by an unsecured promissory note, the form and substance of which must be acceptable to Emeritus.

     (d) Borrower shall promptly give Emeritus written notice of any event expected to cause such Project to require funding above and beyond the amount initially budgeted for such Project in the Project Development
Budget. Upon receipt of such written notice, Emeritus shall, as required by Section 2.8, determine whether it is willing to advance any additional funds under this Agreement to fund such Project expenses.

2.7 Construction/Permanent Loans

     Borrower shall obtain a Construction/Permanent loan for each of the Projects. It is anticipated that such financing will be obtained from a conventional mortgage lender. Moreover, it is anticipated that the Construction/Permanent Loan will bear interest at a market rate, require

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payments of interest only during the construction
phase, but provide for the outstanding principal to be amortized over a period of twenty to twenty-five years once. debt amortization commences, and be secured by a first priority lien on the real and personal property of the Wholly Owned Subsidiary. Borrower shall use its best efforts to obtain financing for as long a period as is reasonably practicable, taking into account the market conditions, the cost of the financing, lenders' willingness to make long-term financing available for construction projects and other similar factors, with the expectation that such financing will, if at a11 possible, have a term of not less than five years after completion of the Project's construction and with the understanding that Emeritus expects to have long-term financing available for the Projects before permitting draws against the Loan to fund Project Loans. It is expected that the mortgage lender will also require a construction budget and may condition the loan upon the establishment of construction contingency reserves and a lease-up reserve. The lender of the Construction/Permanent Loan must be advised as to Emeritus' right to convert the Loan into an equity interest in Borrower, and as to Emeritus' security rights under this Agreement, and consent to Emeritus' possession of such rights and acknowledge that the exercise thereof does not, and will not, constitute an event of default under the Construction/Permanent Loan.
Borrower will be responsible for negotiating the terms and conditions of the loan commitment letter for the Construction/Permanent Loan, and such financing shall be presented to Emeritus for its review and approval, which approval shall not be unreasonably withheld.
Erwin and Spaulding each agrees to personally guarantee, if required by the lender, the payment of the Construction/Permanent Loan.

        2.8 Project Loans in Excess of $750,000

     Emeritus is not obligated to permit draws against the Loan to fund a Project, if and to the extent that the aggregate amount of the draws for such Project would exceed $750,000. Any draws against the Loan used to cover interest due on Project Promissory Notes or to cover acquisition, development, construction, operational expenses, or start-up or organizational expenses of the related Wholly Owned Subsidiaries, shall be allocated to such Projects in determining the maximum amount advanced for the benefit of such Projects. If for whatever reason, Borrower needs additional funds under the Loan for such Project, Borrower may make a request in writing for such funds, and Emeritus may permit additional Funding for such Project if it has been demonstrated, to Emeritus' satisfaction, that making such additional funds available will not jeopardize the development of any other Project or reduce the likelihood of Borrower's ability to complete the seven Projects required by
Section 2.6. Should Emeritus decline to make such additional funds available for such Project, Borrower shall make loans available to the Wholly Owned
Subsidiary to permit its completion and to cover lease-up expenses and other operational expenses as required by Section 2.6.

2.9 Engagement of Affiliates

     Emeritus hereby acknowledges that each of the Wholly Owned Subsidiaries intends to (i) engage South
Bay Partners, Inc., a Texas corporation wholly owned by Spaulding to assist with the development of its Project pursuant to a Development Services Agreement in the form attached hereto as Exhibit I; and (ii) engage
Jerry Erwin Associates, Inc., a Washington corporation controlled by Erwin, to manage the Project, pursuant to the Property Management Agreement, in the form attached hereto as Exhibit J. No payments beyond those authorized by these Agreements shall be payable to such parties for rendering the services required thereby.

     A condition to Emeritus' obligation to make any Fundings under this Agreement is that each such developer and manager pledges to Emeritus its rights under the applicable Project Management Agreement and Development Services Agreement concurrent with the initial Funding of the Project Loan for that Project.
The Development Services Agreement and Property

Management Agreement each reserves to Borrower and its Wholly Owned Subsidiary the right to suspend the payment of any further amounts due, and to terminate such agreement without penalty, upon the occurrence of a Default or an Event of Default under this Agreement.
Emeritus may cause such right of suspension or termination to be exercised, if it so wished, upon the occurrence of Default or an Event of Default and shall exercise such right, by giving written notice thereof to Borrower, the Wholly Owned Subsidiary, and the developer and property manager, as the case may be.
Such suspension or termination shall be effective immediately upon receipt of such written notice from Emeritus and no further action shall be required of any other party in order to cause such action to be effective.

2.10 Funding Requisitions

     Each request for the Funding of a Project loan must be initiated by the Borrower by submitting to Emeritus a written notice (the "Borrower "Notice").
Such Borrower Notice must be signed by the manager of Borrower and must (i) certify that all conditions to Funding of the Project Loan, whether such Funding is an initial Funding or subsequent Funding, have been satisfied; (ii) be accompanied by the items required by
Section 3.2 as to the initial Funding of the Project
Loan or by the items required by Section 3.3. as to the subsequent funding of the Project Loan, to the extent that such items have not previously been delivered to Emeritus; (iii) state the amount requested and specify in reasonable detail the uses of the funds requested;
(iv) confirm the maximum loan amount available for such Project, as required by Section 3.2(i); (v) certify that the amount requested, together with any prior advances for such Project Loan, will not exceed the maximum loan amount authorized for the Project; and
(vi) confirm that the funds requested will be used exclusively for the purposes permitted under Section
2.5. A Borrower Notice with respect to each Project shall not be submitted to Emeritus for Funding more frequently than once per calendar month; provided, however, that, under unusual circumstances, Borrower may, upon reasonable notice to Emeritus, submit requests for Funding of a Project Loan twice in each calendar month. Subject to confirming compliance with the applicable funding requirements under Section 3, Emeritus shall advance the funds requested in Borrower
Notice no later than three days after receipt of such Borrower Notice. It is the intent of Borrower and Emeritus that funds will not be drawn upon by Borrower to fund Project Loans until such funds are needed.
Accordingly, Borrower shall not submit Borrower Notices with respect to any of the Projects unless it reasonable expects that the funds requested will be expended by Borrower or the Wholly Owned Subsidiary for permissible expenses within 45 days of the Funding of such amounts by Emeritus or that the receipt of such funds is expressly required by the lender of the Construction/Permanent Loan. Fundings of the Loan shall be by wire transfer of immediately good funds to such account as may be designated by Borrower.

3.  CONDITIONS PRECEDENT FOR FUNDINGS UNDER THE LOAN

3.1 Conditions Precedent for Initial Funding

     Emeritus shall not be required to make the initial
Funding under the Loan unless or until the following conditions have been fulfilled to the satisfaction of
Emeritus:

     (a) Borrower shall have executed and delivered to Emeritus this Agreement and the Convertible Promissory
Note.

     (b) Each of the Guarantors shall have executed and delivered to Emeritus the Guaranty and the Guarantor
Pledge and Security Agreement.

     (c) Each of the Guarantors shall have executed and delivered to Emeritus such financing statements and other documents deemed necessary by Emeritus to protect the security interest granted to Emeritus by such Guarantor.

      (d) No Default or Event of Default hereunder shall exist, and after having given effect to the requested Funding; no Default or Event of Default shall exist.

     (e) All representations and warranties of Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the initial Funding.

     (f) All company proceedings of Borrower shall be satisfactory in form and substance to Emeritus, and Emeritus shall have received all information and copies of all documents, including records of all company proceedings, that Emeritus has requested in connection therewith, such documents where appropriate to be certified by proper company authorities or Governmental
Bodies. Borrower shall provide Emeritus with. the following documents prior to or upon the execution of this Agreement:

          (i)  Copies  of  Borrower's  Certificate   of
     Formation and Operating Agreement, together with all amendments thereto, certified by Borrower to be true and complete;

          (ii) A certificate of authority or good
     standing for Borrower in its state of organization and in the state of its principal place of business, dated within 30 days of the date of the execution of this Agreement; and

          (iii) A certified resolution of Borrower's members and incumbency certificate of Borrower.

     (g) Emeritus shall have received such evidence deemed necessary by Emeritus that Emeritus' security interests in the Collateral constitute first priority and exclusive security interests.

     (h) With respect to each of the Projects to be financed with such initial Funding under the Loan, the conditions set forth in Section 3.2 for the initial funding of such Project have been fulfilled to the satisfaction of Emeritus.

3.2 Conditions Precedent to Initial Funding for Each
Project

     The obligation of Emeritus to make any Funding
(including the initial Funding) under the Loan, the proceeds of which are to be used for the initial financing of a Project, is subject to the fulfillment to the satisfaction of Emeritus of the following conditions as to such Project:

     (a) Borrower has organized, or caused to be organized, a Wholly Owned Subsidiary, which may either be a limited partnership or a limited liability company, to acquire, develop, construct, operate and hold the Project.

     (b) Borrower shall provide Emeritus with the following. documents, which must be in form and substance satisfactory to Emeritus, prior to the initial Funding of the Project:

          (i) Copies of the Wholly Owned Subsidiary's certificate of limited partnership and limited partnership agreement, or certificate of formation and operating agreement (as the case may be), together with all amendments thereto, certified by Borrower to be true and complete;

     (f) Emeritus shall have received insurance certificates in form satisfactory to Emeritus to the effect set forth in Section 4.6.

     (g) Borrower shall deliver, or cause to be delivered, the plans and specifications for the Project, evidencing that the Project to be delivered is substantially equivalent, in all material respects, to the "prototype" facility historically developed by Spaulding and Erwin and to the extent that Borrower intends to depart, in any material respects, from the "prototype" facility, Borrower shall expressly identify for Emeritus' attentions such departures, giving reasons therefor, and such variations in the plans and specifications are subject to the approval of Emeritus, which approval may be granted or withheld in its sole discretion. .

     (h) The Project is located in the market area approved by Borrower and Emeritus. Attached hereto as Exhibit G is a list of pre-approved market areas mutually acceptable to Borrower and Emeritus. If the Project is not within one of these market areas, no Funding for such Project will be permitted unless and until such market area has been approved by Emeritus.

     (i) The maximum amount to be borrowed by Borrower for any one Project under this Agreement must be established, to Borrower's and Emeritus' satisfaction, prior to the first draw request under this Loan for such Project, and such amount may not be subsequently increased without Emeritus' consent. All amounts advanced to a Wholly Owned Subsidiary to cover its acquisition, development and construction expenses, to fund interest on amounts borrowed by such Wholly Owned
Subsidiary, and to cover its organizational and start-up expenses, shall be treated as loans from the Borrower to such Wholly Owned Subsidiary and reflected in a Project Promissory Note. The maximum amount advanced by the Borrower to a Wholly Owned Subsidiary may not exceed $750,000 per Project.

     (j) The Wholly Owned Subsidiary shall execute and deliver to Borrower the Project Promissory Note, and Borrower shall endorse the Project Promissory Note in favor of Emeritus, and deliver to Emeritus the endorsed. Project Promissory Note and shall execute and deliver to Emeritus the Project Pledge and Security
Agreement.

     (k) Borrower shall have executed and delivered to Emeritus such financing statements and other documents deemed necessary by Emeritus to protect the security interests granted to Emeritus by Borrower.

     (l) Borrower shall prepare and deliver to Emeritus the Borrower Notice containing the information required by Section 2.10 and advising Emeritus of the amount of such Funding to be applied toward the Project.

     (m) All amounts advanced by Emeritus for the Project Loan shall immediately be deposited into an account, in the name and for the benefit of the Wholly
Owned Subsidiary, and such funds. shall thereafter not be returned to Borrower or any of its Affiliates, or used for any other purpose other than paying the expenses of the Wholly Owned Subsidiary as itemized in the Project Development Budget.

     (n) Borrower shall prepare and deliver to Emeritus for its review and approval a Project Development
Budget demonstrating that the amount of the Project
Loan, the

Construction/Permanent Loan and the Borrower Project
Subordinated Debt, if any, are sufficient to cover the projected acquisition, development, construction cost, and operational costs, until such time as the Project is expected to reach break even and that the Project is economically feasible.

     (o) If and to the extent that the Project
Development Budget requires Borrower to make available
Borrower Project Subordinated Debt to fund the Project,
Borrower shall advance such funds to the Wholly Owned
Subsidiary prior to the initial funding of the Project
Loan.

     (p) No Default or Event of Default hereunder shall exist, and after giving effect to the requested
Funding, no Default or Event of Default shall exist.

     (q) All representations and warranties of Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct in all material respects with the same effect as though such representations and warranties had been on and as of the date of such Funding.

     (r) Emeritus shall have received from counsel for Borrower an opinion addressed to Emeritus, dated as of the date of the Funding, substantially in the form and substance attached hereto as Exhibit H, with such modifications thereto as are reasonably necessary for the Project.

3.3 Conditions Precedent for Subsequent Fundings of the Project Loans

     Emeritus shall not be required to make any subsequent Funding under the Loan to permit any subsequent Funding of a Project loan unless and until the following conditions have been fulfilled to the satisfaction of Emeritus:

     (a) All Fundings to be used by Borrower to fund the Project Loan shall not exceed a maximum of $750,000, without the prior written consent of Emeritus, which consent may be granted or withheld in its sole and absolute discretion.

     (b) All Fundings to be used by Borrower to finance the Project Loan shall not exceed the maximum amount for such Project Loan established by Borrower, and disclosed to Emeritus, at or prior to the time of the initial Funding of the Project Loan.

     (c) If additional funds are needed to finance a Project, beyond the Maximum Project Loan Amount,
Borrower may request that additional advances be made to fund the Project Loan, and Emeritus may make such additional advances after Borrower's demonstration, to Emeritus' satisfaction, that the additional advances toward the Project Loan would not jeopardy any other
Project's acquisition and development or Borrower's objective of acquiring, constructing and developing, and bringing to break even the seven Projects required by the terms of this Agreement. If Emeritus does not approve such further advances, additional funds for such Project Loan shall be furnished by Borrower as required by Section 2.8.

     (d) On or prior to the Funding, Borrower shall deliver to Emeritus a title update confirming that, as of such date, the Project is not subject to any liens, encumbrances or adverse claims other than the Permitted
Encumbrances.

     (e) No Default or Event of Default hereunder shall exist, and after giving effect to the requested
Funding, no Default or Event of Default shall exist.

     (f) All representations and warranties of Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct in all material respects with the same effect as though such representations and warranties had been on and as of the date of such Funding.

3.4 Review of Funding Request Materials

     Borrower shall use all reasonable efforts to assemble the materials to be submitted to Emeritus under either Section 3.2 or 3.3 so that only one or two packages are submitted for Emeritus' review. The initial package submitted to Emeritus for Funding under
Section 3.2 will include a summary of the proposed
Project, together with the Project Development Budget.
In addition, to the extent feasible, Borrower will assemble an overall due diligence package, comparable to the information to be provided to the prospective lender of the Construction/Permanent Loan including as many of the items set forth in this Section 3.2 as are reasonably possible, in order to facilitate Emeritus' efficient review of the Project and the related
Project documentation. Emeritus shall have a period of ten business days following the receipt of information from Borrower to advise Borrower whether the items so submitted are approved or disapproved. If, for whatever reason, Borrower requires an expedited review of such materials, Borrower shall so advise Emeritus, providing an explanation of the reasons therefor. Requests for expedited review are to be made only under extraordinary circumstances, the parties acknowledging that expedited review requests are not intended to become the standard course of dealing between the parties. Emeritus shall use reasonable efforts to respond to such expedited requests, but the parties acknowledge and agree that Emeritus is not obligated to waive its right to have a full ten business days after the receipt of such items for their review and approval, even when these items are accompanied by expedited review requests.

4. AFFIRMATIVE COVENANTS

     Borrower hereby covenants and agrees that so long as this Agreement is in effect, and until the Loan, together with interest thereon, and all other obligations incurred hereunder is paid or satisfied in full, Borrower shall:

4.1 Financial Data

     Keep its books of account, and cause the books of account of each of its Wholly Owned Subsidiaries to be kept, in accordance with generally accepted accounting principles, consistently applied, and furnish to
Emeritus:

     (a) As soon as practicable and in any event within 45 days after the close of each month, a written report, certified by Borrower's manager describing the status of each of the Projects, the remaining funds allocated for the acquisition and development of such Project, and the anticipated uses of such funds to ensure the completion of construction and lease-up, in accordance with the applicable Project Development
Budget.

     (b) As soon as practicable and in any event within 25 days after the close of each month, the following unaudited financial statements of Borrower and each of the Wholly Owned Subsidiaries for each such month, all in reasonable detail, in comparative form to historical and budgeted financial statements, and certified by Borrower to be true and correct: balance sheet, statement of income, and statement of cash flows.

     (c) As soon as practicable and in any event within 90 days after the close of each fiscal year of Borrower, the following financial statements of Borrower, and each of the Wholly Owned Subsidiaries, setting forth the corresponding figures for the previous fiscal year in comparative form where appropriate, all in reasonable detail and reviewed
(without any qualification or exception deemed material by Emeritus) by Borrower's current independent certified public accountant or such other independent certified public accountants selected by Borrower and satisfactory to Emeritus: balance sheet, statement of income, and statement of cash flows. Borrower shall provide Emeritus with a copy of its independent certified public accountants' review letter or other similar report or correspondence to Borrower.

     (d) As soon as practicable and in any event within 45 days after the close of each fiscal quarter of Borrower, certificates signed by Borrower, stating that during such period no Default or Event of Default existed or, if any such Default or Event of Default existed, specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take or has taken with respect thereto.

     (e) Promptly upon the occurrence of any Default or Event of Default, a certificate signed by Borrower, specifying the nature thereof, the period of existence thereof, and what action Borrower proposes to take or has taken with respect thereto.

     (f) Upon request by Emeritus, copies of all reports relative to the operations of Borrower and its Affiliates filed with any Governmental Body.

     (g) As soon as practicable and in any event no later than December 1 prior to each fiscal year, a Project Operating Budget for each of the Projects then owned by a Wholly Owned Subsidiary, in a format satisfactory to Emeritus, projecting a11 anticipated capital expenditures, revenues, and expenses for the following fiscal year.

     (h) With reasonable promptness, such other information regarding the business, operations, and financial condition of Borrower and Wholly Owned
Subsidiaries as Emeritus may from time to time reasonably request.

4.2 Licenses and Permits

     Maintain, and cause each of the its Wholly Owned
Subsidiaries to maintain, all Governmental Approvals and all related or other material agreements necessary for Borrower and the Wholly Owned Subsidiaries to operate their businesses, as they now exists or as they may be modified or expanded. Borrower and the Wholly
Owned Subsidiaries will at all times comply with a11
Applicable Laws relating to the operations, facilities, or activities of Borrower and the Wholly Owned
Subsidiaries.

4.3 Maintenance of Properties

     Keep Borrower's and Wholly Owned Subsidiaries' properties in good repair and in good working order and condition, in a manner consistent with past practices and comparable to industry standards; from time to time make all appropriate and proper repairs, renewals, replacements, additions, and improvements thereto; and keep all equipment that may now or in the future be subject to compliance with any Applicable Laws in full compliance with such Applicable Laws.

4.4 Payment of Charges

     Duly pay and discharge all (a) taxes, assessments, levies, and any other charges of Governmental Bodies imposed on or against Borrower, the Wholly Owned
Subsidiaries, or their property or assets, or upon any property leased by Borrower or the Wholly Owned
Subsidiaries, prior to the date on which penalties attached thereto, unless and to the extent only that such taxes, assessments, levies, and any other charges of Governmental Bodies, after written notice thereof having been given to Emeritus, are being contested in good faith and by appropriate proceedings, (b) claims allowed by Applicable laws, whether for labor, materials, rentals, or anything else, that could, if unpaid, become a lien or charge upon Borrower's or Wholly Owned Subsidiaries' property or assets or the outstanding capital stock of Borrower or adversely affect the facilities or operations of Borrower or the Wholly Owned Subsidiaries (unless and to the extent only that the validity thereof is being contested in good faith and by appropriate proceedings after written notice thereof has been given to Emeritus); (c) trade bills in accordance with the terms thereof or generally prevailing industry standards; and (d) the Secured Debt and all other Indebtedness heretofore or hereafter incurred or assumed by Borrower or Wholly Owned
Subsidiaries. In the event any charge is being contested by Borrower as allowed above, Borrower shall establish adequate reserves against possible liability therefor.

4.5 Comply with the Requirements of the Construction/
Permanent Loans

     Comply in all respects with the requirements of the loan agreements, deeds of trust, mortgages, pledge agreements, financing statements, and any and all other documents, instruments or agreements as may be executed by Borrower or its Wholly Owned Subsidiaries in connection with the Construction/Permanent Loans obtained for the Projects, together with any refinancing thereof.

4.6 Insurance

     (a) Obtain and maintain insurance upon Borrower's and Wholly Owned Subsidiaries' properties and business insuring against such risks as Emeritus shall reasonably determine from time to time. Borrower shall cause each insurance policy issued in connection therewith to provide and shall cause the insurer issuing such policy to certify to Emeritus that (i) if such insurance is proposed to be canceled or materially changed for any reason whatsoever, such insurer will promptly notify Emeritus, and such cancellation or change shall not be effective as to Emeritus for 30 days after receipt by Emeritus of such notice, unless the effect of the change is to extend or increase coverage under the policy; and (ii) Emeritus will have the right at its election to remedy any default in the payment of premiums within 30 days of notice from the insurer of the default.

     (b) From time to time upon request by Emeritus, promptly furnish or cause to be furnished to Emeritus evidence, in form and substance satisfactory to Emeritus, of the maintenance of all insurance, indemnities, or bonds required by this Section 4.6 or by any license, lease, or other agreement to be maintained, including, but not limited to, such originals or copies as Emeritus may request of policies, certificates of insurance, riders, assignments, and endorsements relating to the insurance and proof of premium payments.

4.7 Maintenance of Records

     Keep at all times books of account and other records in which full, true, and correct entries will be made of all dealings or transactions in relation to the business and affairs of Borrower and the Wholly
Owned Subsidiaries.

     4.8 Inspection

     Allow any representative of Emeritus to visit and inspect any of the properties of Borrower and the Wholly Owned Subsidiaries, to examine the books of account and other records and files of Borrower and the Wholly Owned Subsidiaries, to make copies thereof and to discuss the affairs, business; finances, and accounts of Borrower and the Wholly Owned Subsidiaries with their officers, employees, and accountants, all at such reasonable times and as often as Emeritus may desire. This right of inspection shall specifically include Emeritus' collateral and financial examinations.

4.9 Hazardous Substances

     (a) Borrower hereby covenants and agrees that so long as any Indebtedness of Borrower to Emeritus is outstanding:

           (i) Neither Borrower nor the Wholly Owned
               Subsidiaries will permit its property or any portion thereof to be a site for the storage, use, generation, manufacture, disposal or transportation of Hazardous
               Materials in violation of Hazardous
               Materials Laws;

           (ii) Neither Borrower nor the Wholly Owned
                Subsidiaries will permit any Hazardous
                Materials to be disposed of off its
                property other than in properly
                licensed disposal sites;



          (iii)     Borrower and the Wholly Owned
               Subsidiaries, at their cost and expense, will keep and maintain their property and each portion thereof in compliance with and shall not cause or permit its properly or any portion thereof to be in violation of any Hazardous Materials
               Laws; and

          (iv) Borrower will immediately advise
               Emeritus in writing of any Hazardous
               Material Claim..

     (b) Borrower agrees to indemnify Emeritus and hold
Emeritus harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings and costs and expenses (including attorneys' fees), arising directly or indirectly from or out of or in any way connected with (i) the accuracy of the representations contained in Section 6.15 hereof; (ii) any activities on its property during Borrower's or any Wholly Owned
Subsidiary's ownership, possession, or control of its property that directly or indirectly results in its property or any other property becoming contaminated with Hazardous Materials; (iii) the discovery of Hazardous Materials the property of Borrower or any of its Wholly Owned Subsidiaries; (iv)the cleanup of
Hazardous Materials from the property of Borrower or any of its Wholly Owned Subsidiaries; and (v) the discovery of Hazardous Materials or the cleanup of Hazardous Materials from adjacent or other property that has become contaminated as a result of any activity on the property of Borrower or any of its Wholly Owned Subsidiaries. As between Borrower and
Emeritus, Borrower acknowledges that it will be solely responsible for all costs and expenses relating to the cleanup of Hazardous Materials from the properly of Borrower or any of its Wholly Owned Subsidiaries or from any other properties that become contaminated with Hazardous Materials as a result of activities on or the contamination of such properly.

     (c) The representations, warranties, and covenants of Borrower set forth in this Section 4.9 and Section
6. IS (including, but not limited to, the indemnity provided for in Section 4.9(b)) shall survive the closing and repayment of the Loan to Emeritus; and, to the extent permitted by Applicable
Laws and Hazardous Materials Laws, shall survive the transfer of the property of Borrower or any of its Wholly Owned Subsidiaries by foreclosure proceedings
(whether judicial or nonjudicial), deed in lieu of foreclosure, or otherwise. Borrower acknowledges and agrees that its covenants and obligations hereunder are separate and distinct from its obligations under the Loan and the Loan Documents.

4.10 Existence

     Maintain and preserve the existence under the laws of the state of its organization, and qualification to do business in each foreign jurisdiction in which such qualification is necessary, of Borrower and each of the Wholly Owned Subsidiaries.

4.11 Notice of Disputes and Other Matters

Promptly give written notice to Emeritus of:

     (a) Any citation, order to show cause, or other legal process or order that could have a material adverse effect on Borrower or any Wholly Owned
Subsidiary, directing Borrower to become a party to or to appear at any proceeding or hearing by or before any Governmental Body that has granted to Borrower or any Wholly Owned Subsidiary any Governmental Approval, and include with such notice a copy of any such citation, order to show cause, or other legal process or order;

     (b) Any (i)refusal, denial, threatened denial, or failure by any Governmental Body to grant, issue, renew, or extend any material Governmental Approval;
(ii) proposed or actual revocation, termination, or modification (whether favorable or adverse) of any Governmental Approval by any Governmental Body; (iii) dispute or other action with regard to any Governmental
Approval by any Governmental Body; (iv) notice from any Governmental Body of the imposition of any material fines or penalties or forfeitures; or (v) threats or notice with respect to any of the foregoing or with respect to any proceeding or hearing that might result in any of the foregoing;

     (c) Any dispute concerning or any threatened non renewal or modification of any material lease for real or personal property to which Borrower or any Wholly
Owned Subsidiary is a party; or

     (d) Any actions, proceedings, or claims of which Borrower may have notice that may. be commenced or asserted against Borrower or any Wholly Owned
Subsidiary in which the amount involved is $25,000 or more and is not fully covered by insurance or which, if not solely a claim for monetary damages, could, if adversely determined, have a material adverse effect on Borrower or any Wholly Owned Subsidiary.

4.12 Maintenance of Liens

     At all times maintain the liens and security interests provided under or pursuant to this Agreement as valid and perfected first liens and security interests on the property and assets intended to be covered thereby. Except as contemplated under Section
5.5, Borrower shall take all action requested by Emeritus necessary to assure that Emeritus has valid and exclusive liens and security interests in all Collateral.

5. NEGATIVE COVENANTS

     Borrower covenants and agrees that until the Loan, together with interest thereon, and all other obligations incurred hereunder are paid or satisfied in full, neither Borrower nor any of its Wholly Owned
Subsidiaries shall, without the prior written consent of Emeritus:

5.1 Dividends and Distributions

     Prior to Emeritus' conversion of the Loan into an equity in
                                                               t
                                                               e
                                                               r
                                                               e
                                                               s
                                                               t
                                                               i
                                                               n
                                                               B
                                                               o
                                                               r
                                                               r
                                                               o
                                                               w
                                                               e
                                                               r
                                                               ,
declare or pay any cash distributions or dividends or return any capital to any of Borrower's members;
authority or make any distribution, payment, or delivery of property or cash to any of Borrowers members; redeem, retire, purchase, or otherwise acquire, directly or indirectly, for consideration, any shares or other interests of Borrower now or hereafter outstanding; or set aside any funds for any of the foregoing purposes; provided, however, that notwithstanding anything in this Section 5.1 to the contrary, Borrower may make distributions to its Members on an annual basis in an amount equal to the Minimum Tax Distributions. Any pre-conversion cash accumulations held by Borrower shall be used by Borrower to acquire, develop and construct new
Projects.

5.2 Transactions With Affiliates

     Except for the Project Loans and as provided in
Section 2.9, and except as to any Borrower loans that may be made to a Wholly Owned Subsidiary pursuant to
Section 2.6, enter into any transaction, other than an arm's-length transaction, in which an Affiliate of Borrower shall have any interest; or make any payment or agree to make any payment to any such Affiliate; or transfer or agree to transfer ownership or possession of any of its business or assets, tangible or intangible, real, personal, or mixed, to any Affiliate.

5.3 Other Indebtedness

     Create, incur, assume, or suffer to exist, contingently or otherwise, any Indebtedness except (a)
Senior Debts; (b) Indebtedness represented by the Loan;
(c) accounts and other current payables arising from the ordinary course of business; and (d) Indebtedness created as a result of Borrower loans pursuant to
Section 2.6.

5.4 Leases and Leasebacks

     Enter into any agreement to rent or lease any material real or personal property or enter into any arrangement with any bank, insurance company, or other lender or investor providing for the leasing of any real or personal property or equipment (a) that at the time has been or is sold or transferred by Borrower to such lender or investor or (b) that has been or is being acquired from another Person by such lender or investor or on which one or more buildings have been or are to be constructed by such lender or investor, for the purpose of leasing such property to Borrower.
Borrower may, however, enter into such leases in the ordinary course of business.

5.5 Liens

     Contract, create, incur, assume, or suffer to exist any mortgage, pledge, lien, or other charge or encumbrance of any kind (including, but not limited to, the charge upon property purchased under conditional sales or other title retention agreements) upon or grant any interest in any of the property of Borrower or the Wholly Owned Subsidiary or assets whether now owned or hereafter acquired, except (a)liens granted pursuant to this Agreement; (b) liens granted to secure payment of the Senior Debt on the Project; and (c) any other
Permitted Encumbrances.

5.6 Advances and Loans

     Subsequent to the date of this Agreement, lend money, make credit available (other than in the ordinary course of business to customers), or lend property or the use thereof to any Person; purchase or repurchase the stock or Indebtedness or all or a substantial part of the assets or properties of any Person; guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment, performance, or capability) the Indebtedness, performance, obligations, stock, or dividends of any Person; but Borrower or the Wholly Owned Subsidiary may endorse negotiable instruments for deposit or collection in the ordinary course of business.
Notwithstanding the foregoing, Borrower may make the Project Loans as contemplated and permitted by Section
20.6.

5.7 Investments

     Except as otherwise contemplated by this Agreement, invest in (by capital contribution or otherwise), acquire, purchase, or make any commitment to purchase the obligations, stock, or equity of any Person, except (a) direct obligations of the government of the United States of America or any agency or instrumentality thereof, (b) interest-bearing certificates of deposit or repurchase agreements issued by any commercial banking institution satisfactory to Emeritus, and (c) stock or obligations issued in settlement of claims of Borrower or the Wholly Owned
Subsidiary against others by reason of bankruptcy or a composition or readjustment of debt or reorganization of any debtor of Borrower or the Wholly Owned
Subsidiary.

5.8 Acquisitions

     Either directly or through an Affiliate, acquire, purchase, or make any commitment to acquire or purchase a controlling interest in the stock or other equity interest of any Person or all or a substantial portion of the assets of any Person unless (a) such Person will be a Wholly Owned Subsidiary, or (b) Borrower receives
Emeritus' prior written consent.

5.9 Consolidation, Merger, and Sale of Assets

     Wind up, liquidate, or dissolve Borrower's or the Wholly Owned Subsidiary's affairs or enter into any transaction of merger or consolidation with any Person;
convey, sell, lease, or otherwise dispose of (or agree to do any of the foregoing at any time) any of its material licenses, contracts, or permits, sell all or a substantial part of its property or assets or sell any part of its property or assets necessary or desirable for the conduct of its business as now generally conducted or as proposed to be conducted; sell any of its notes receivable, installment or conditional sales agreements, or accounts receivable: purchase, lease, or otherwise acquire all or a substantial part of the property or assets of any other Person (except as contemplated by this Agreement).

5.10 Type of Business

     Enter into any business which is substantially different from or not connected with the business in which Borrower or the Wholly Owned Subsidiary is presently engaged or make any substantial change in the nature of its business or operations, or the Wholly
Owned Subsidiary.

5.11 Change of Chief Executive Office or Name

     Change (a) the chief executive office of Borrower, or any Wholly Owned Subsidiary, (b) Borrower's, or any
Wholly Owned Subsidiary's name, or (c) the location of any of the Collateral, except in the ordinary course of business; or adopt or use any trade name without (x) prior written notice to Emeritus, and (y) the execution, delivery, and filing (and payment of filing fees and taxes) of all such documents as may be necessary or advisable in the opinion of Emeritus to continue to perfect and protect the liens and security interests in the Collateral.

5.12 Change in Documents

     Amend, supplement, terminate, or otherwise modify in any way Borrower's or any Wholly Owned Subsidiary's certificates of formation, articles of incorporation, operating agreements, bylaws, or organizational documents, contracts, or other documents delivered to Emeritus hereunder or executed in connection herewith.

5.13 Control

     Enter into any agreement (other than employment agreements) with any Person that confers upon such Person the right or authority to control or direct a major portion of the business or assets of Borrower or the Wholly Owned Subsidiary.

5.14 Pension Plan

     Establish, create, fund or otherwise assume responsibility as. to any Plan for Borrower or the Wholly Owned Subsidiary; or permit any other event or circumstance to occur that results or could result in liability to the Pension Benefit Guaranties Corporation or a violation of ERISA.

5.15 Transfers of Interest

     Permit, consent to, or otherwise authorize any of its equity holders to transfer an interest in such Person, except to the extent permitted by the terms of the Operating Agreement, or issue or authorize such Person to issue any additional equity securities.

6. REPRESENTATIONS AND WARRANTIES

     In order to induce Emeritus to enter into this Agreement and to make the Loan as herein provided, Borrower hereby makes the following representations, covenants, and warranties, a11 of which shall survive the execution and delivery of this Agreement and shall not be affected or waived by any inspection or examination made by or on behalf of Emeritus:

6.1 Corporate Status

     Borrower and each Wholly Owned Subsidiary is an entity organized and validly existing under the laws of the state of its organization. Borrower and each Wholly
Owned Subsidiary has the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage.
Borrower and each Wholly Owned Subsidiary is qualified to do business in all states except where the failure to be qualified could not have a material adverse effect on Borrower.

6.2 Power and Authority

     Borrower and each Wholly Owned Subsidiary has the power to execute, deliver, and carry out the terms and provisions of this Agreement and each of the Loan
Documents and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement and the other Loan Documents, the borrowings hereunder, and the making and delivery of the Convertible Promissory Note and all Loan Documents delivered hereunder. This Agreement constitutes and the Convertible Promissory Note and other Loan Documents and instruments issued or to be issued hereunder, when executed and delivered pursuant hereto, constitute or will constitute the authorized, valid, and legally binding obligations of Borrower and each Wholly Owned
Subsidiary (as the case may be) enforceable in accordance with their respective terms.

6.3 No Violation of Agreements

     Neither Borrower nor any Wholly Owned Subsidiary is in default under any material provision of any agreement to which it is a party or in violation of any Applicable Laws. The execution and delivery of this Agreement, the Convertible Promissory Note, the other
Loan Documents, and the instruments incidental hereto;
the consummation of the transactions herein or therein contemplated; and compliance with the terms and provisions hereof or thereof (a) will not violate any material Applicable Law and (b) will. not conflict or be inconsistent with; result in any breach of any of the material terms, covenants, conditions, or provisions of; constitute a default under; or result in the creation or imposition of (or the obligation to impose) any lien, charge, or encumbrance upon any of the property or assets of Borrower or any Wholly Owned
Subsidiary pursuant to the terms of any material
Governmental Approval, mortgage, deed of trust, lease, agreement, or other instrument to which Borrower is a party, by which Borrower or any Wholly Owned Subsidiary may be bound, or to which Borrower or any Wholly Owned
Subsidiary may be subject, and (c) will not violate any of the provisions of the certificate of formation, operating agreement or other organizational documents of Borrower or any Wholly Owned Subsidiary. No
Governmental Approval is necessary (i) for the execution of this Agreement, or the making of the Convertible Promissory Note, or (ii)for the consummation by Borrower and Wholly Owned Subsidiaries of the transactions contemplated by this Agreement, including, but not limited to, the grant of the security interests to Emeritus.

6.4 Recording and Enforceability

      Neither the certificates of formation, operating agreements, certificates of limited partnership, limited partnership agreement, or other applicable organizational documents of Borrower or any Wholly
Owned Subsidiary, nor other agreements require recording, filing, registration, notice, or other similar action in order to insure the legality, validity, binding effect, or enforceability against all Persons of this Agreement, the Convertible Promissory
Note, or other Loan Documents executed or to be executed hereunder, other than filings or recordings that may be required under the Uniform Commercial Code or in connection with the perfection of the security interests of Emeritus in patents, trademarks, and similar types of Collateral.

6.5 Litigation

     There are no actions, suits, or proceedings pending or, to the Borrower's knowledge, threatened against or affecting Borrower or any Wholly Owned
Subsidiary before any Governmental Body that could have a material adverse effect on Borrower or any Wholly
Owned Subsidiary or the Collateral. Neither Borrower nor any Wholly Owned Subsidiary is in default under any material provision of any Applicable Law or Governmental Approval of any Governmental Body which could have a material adverse effect on Borrower or any Wholly Owned Subsidiary or on the Collateral.

6.6 Good Title to Properties

     Borrower and each Wholly Owned Subsidiary has good and indefeasible title to, or a valid leasehold interest in, its property and assets, subject to no liens, mortgages, pledges, encumbrances, or charges of any kind, except any of the Permitted Encumbrances.

6.7 Licenses and Permits

     All Governmental Approvals with respect to the business of Borrower and Wholly Owned Subsidiaries were to Borrower's knowledge duly and validly issued by the respective Governmental Bodies, are in full force and effect, and are to Borrower's knowledge valid and enforceable in accordance with their terms. With regard to such Governmental Approvals, no fact or circumstance exists that constitutes or, with the passage of time or the giving of notice or both, would constitute a material default under any thereof or permit the grantor thereof to cancel or terminate the rights thereunder, except upon the expiration of the full term thereof. Borrower and Wholly Owned Subsidiaries presently holds all material Governmental Approvals as are necessary or advisable in connection with the conduct of its business as now conducted and as presently proposed to be conducted.

6.8 No Burdensome Agreements

     Neither Borrower nor any Wholly Owned Subsidiary is a party to any agreement or instrument or subject to any restrictions that now have or, as far as can be foreseen, could have a material adverse effect on Borrower or any Wholly Owned Subsidiary.

6.9 Properties in Good Condition

     All the material properties of Borrower and Wholly
Owned Subsidiaries are, and all material properties to be added in connection with any contemplated expansion will be in good repair and good working order and condition in a manner consistent with past practices of Borrower and Wholly Owned Subsidiaries, and comparable to industry standards and are and will be in compliance with all Applicable Laws.

6.10 Taxes

     Borrower and Wholly Owned Subsidiaries have duly filed all tax returns and reports required by Applicable law to be filed; and all taxes, assessments, levies, fees, and other charges of Governmental Bodies upon Borrower and Wholly Owned Subsidiaries or upon their assets that are due and payable have been paid
(except as otherwise permitted in this Agreement).

6. 1I License Fees

     Borrower and Wholly Owned Subsidiaries have paid all fees and charges that have become due for any Governmental Approval for their business or has made adequate provisions for any such fees and charges that have accrued.

6.12 Trademarks, Patents, Etc.

     Borrower and Wholly Owned Subsidiaries possess all necessary trademarks, trade names, service marks, copyrights, patents, patent rights, and licenses to conduct their businesses as now and as proposed to be conducted, without conflict with the rights or claimed rights of others.

6.13 Disclosure

     To the best of Borrower's knowledge, the exhibits hereto, the financial information and statements referred to in Section 4.l, hereof, any certificate, statement, report or other document furnished to Emeritus by Borrower or any other Person in connection herewith or in connection with any transaction contemplated hereby, and this Agreement, do not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements contained therein or herein not misleading.

6.14 Regulations U and X

     Borrower does not own and no part of the proceeds hereof will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock. If requested by Emeritus, Borrower will furnish to Emeritus a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said
Regulation. No part of the proceeds of the Loan will be used for any purpose that violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

6.15 Condition of Property

     Except as otherwise disclosed to Emeritus, Borrower hereby represents and warrants to Emeritus that as of the date hereof and continuing hereafter, Borrower's and Wholly Owned Subsidiaries' property
(both owned and leased) and each portion thereof (a) are not and to the best knowledge of Borrower after due investigation have not been a site for the use, generation, manufacture, storage, disposal, or transportation of any Hazardous Material; (b) are presently in compliance with all Hazardous Materials
Laws; and (c) are not being used and to the best knowledge of Borrower after due investigation have not been used in any manner that has resulted in or will result in Hazardous Materials being spilled or disposed of on any adjacent or other property.

7. EVENTS OF DEFAULT; REMEDIES

7.1 Events of Default

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for the Event of Default, whether it shall relate to one or more of the parties hereto, and whether it shall be voluntary or involuntary or be pursuant to or affected by operation of Applicable Law):

     (a) If Borrower fails to pay the principal of or any installment of interest on the Convertible
Promissory Note, when and as the same becomes due and payable, whether at scheduled maturity, by acceleration, or otherwise; or

     (b) If any Indebtedness of Borrower or any Wholly
Owned Subsidiary for money
borrowed or credit extended becomes or is declared due and payable (after any applicable grace period) prior to the stated maturity thereof or is not paid as and when it becomes due and payable, or if any event occurs which constitutes an event of default under any instrument, agreement, or evidence of Indebtedness relating to any such obligation of Borrower or any Wholly Owned Subsidiary; or

     (c) If Borrower or any Wholly Owned Subsidiary fails to pay or perform (after any applicable grace period) any obligation or Indebtedness to others in excess of $25,000 (other than as set forth in Section
7.1(b) hereof), whether now or hereafter incurred; or

     (d) If any representation or warranty (i)made by Borrower in this Agreement or (ii) made by Borrower, Wholly Owned Subsidiary, or any other Person in any document, certificate, or statement furnished pursuant to this Agreement or in connection herewith, is false or misleading in any material respect; or

     (e) If Borrower fails to (i) observe or perform any term, covenant, or agreement to be performed or observed pursuant to Sections 4 and 5 hereof; or

          (ii) observe or perform (not otherwise
     specified in this Section 7) any term, covenant, or agreement to be performed or observed pursuant to the provisions of this Agreement, the other
     Loan Documents, or any other agreement incidental hereto; or . (iii) perform any of its obligations under any of the Loan Documents not otherwise specified in this Section 7, or if the validity of any of such documents has been disaffirmed by or on behalf of any of the parties thereto other than Emeritus; and, in each such case, such breach or failure has not been cured within thirty (30) days of Emeritus' giving Borrower written notice thereof or if such breach or failure is not susceptible to cure within thirty (30) days but could be cured, to commence to cure within such thirty (30) day period and thereafter diligently proceed to complete such cure, which cure must under all circumstances be completed with ninety (90) days of Emeritus' giving the Borrower written notice thereof; or

     If custody or control of any substantial part of the property of Borrower or any Wholly Owned Subsidiary is assumed by any Governmental Body or if any Governmental Body takes any final action, the effect of which would be to have a material adverse effect on Borrower; or

     (g) If Borrower or any Wholly Owned Subsidiary suspends or discontinues its business, or if Borrower or Wholly Owned Subsidiary makes an assignment for the benefit of creditors or a composition with creditors, is unable or admits in writing its inability to pay its debts as they mature, files a petition in bankruptcy, becomes insolvent (howsoever such insolvency may be evidenced), is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for the appointment of any receiver; liquidator, or trustee of or for it or any substantial part of its property or assets, commences any proceeding relating to it under any Applicable Law of any jurisdiction whether now or hereafter in effect relating to bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution, or liquidation; or if there is commenced against Borrower or any Wholly Owned
Subsidiary any such proceeding that remains undismissed for a period of 60 days or more, or an order, judgment, or decree approving the petition in any such proceeding is entered; or if Borrower or any Wholly Owned
Subsidiary by any act or failure to act indicates its consent to, approval of, or acquiescence in, any such proceeding or any appointment of any receiver, liquidator, or trustee of or for it or for any substantial part of its property or assets, suffers any such appointment to continue undischarged or unstayed for a period of 60 days or more, or takes any corporate action for the purpose of effecting any of the foregoing; or if any court of competent jurisdiction assumes jurisdiction with respect to any such proceeding, or if a receiver or a trustee or other officer or representative of a court or of creditors, or if any Governmental Body, under color of legal authority, takes and holds possession of any substantial part of the property or assets of Borrower or any Wholly Owned
Subsidiary; or

     (j) If there is any refusal or failure by any Governmental Body to issue, renew, or extend any lease or Governmental Approval with respect to the operation of the business of Borrower or any Wholly Owned
Subsidiary, or any denial, forfeiture or revocation by any Governmental Body of any Governmental Approval that could have a material adverse effect on Borrower; or

     (k) If any of the events described in Section 4.10 occur or are threatened and, in Emeritus' reasonable judgment, such event jeopardizes or could reasonably be expected to jeopardize repayment of the Convertible
Promissory Note; or

     (1) If Borrower or Borrower's managers or
Affiliates thereof fail to make available to Borrower the funds necessary to satisfy on a timely basis
Borrower's obligations under Section 2.6.

7.2 Acceleration; Remedies

     Upon the occurrence of any Event of Default or at any time thereafter, if any Event of Default is then continuing, Emeritus may, by written notice to Borrower, declare the entire unpaid principal balance or any portion of the principal balance of the Convertible Promissory Note and interest accrued thereon to be immediately due and payable by the maker thereof; and such principal and interest shall thereupon become and be immediately due and payable, without presentation, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by Borrower.
Emeritus may proceed to protect and enforce its rights hereunder or realize on any or all security granted pursuant hereto in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. All rights and remedies given by this Agreement, the Convertible Promissory Note, and the other Loan Documents are cumulative and not exclusive of any thereof or of any other rights or remedies available to Emeritus; no course of dealing between Borrower and Emeritus or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy; and every right and remedy may be exercised from time to time and as often as deemed appropriate by Emeritus.

8. MISCELLANEOUS

8.1 Notices

     All notices, requests, consents, demands, approvals, and other communications hereunder shall be deemed to have been duly given, made, or served if made in writing and delivered personally, sent via facsimile, or mailed by first-class certified or registered mail, postage prepaid, to the respective parties to this Agreement as follows:

         (a) If to Borrower:

                   Aurora Bay Investments, L.L.C.
                   5720 LBJ Freeway, Suite 450, Lock
                   Box 16
                   Dallas, Texas 75240-6339
                   Attention: Craig W. Spaulding
                   Facsimile No.: (972) 458-2233

         (b) If to Emeritus:

                   Emeritus Corporation
                   313 I Elliott Avenue, Suite 500
                   Seattle, Washington 98121
                   Attention: Ray Brandstrom
                   Facsimile No. : (206) 301-4500

Any notice sent via facsimile shall be confirmed by a copy, sent on the same day, via first-class certified or registered mail, postage prepaid. Any notice or other communication, if addressed and sent, mailed or delivered as provided above, shall be deemed given or received three days after the date of mailing as indicated on the certified or registered mail receipt, or on the date of delivery or transmission if hand delivered or sent by facsimile transmission. The designation of the persons to be so notified or the address of such persons for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

8.2 Payment of Expenses

     Whether or not the transactions hereby
contemplated are consummated, Borrower shall pay on demand all costs and expenses of Emeritus incurred in connection with the preparation, negotiation, execution, and delivery of the Loan Documents, as well as any amendments, modifications, consents, or waivers relating thereto, including, without limitation, reasonable attorneys' fees, appraisal fees, title insurance fees, and recording fees. In addition, if there shall occur any Default or Event of Default, Emeritus shall be entitled to recover any costs and expenses incurred in connection with the preservation of rights under, and enforcement of, the Loan
Documents, whether or not any lawsuit or arbitration proceeding is commenced, in all such cases, including, without limitation, reasonable attorneys' fees and costs (including the allocated fees of internal counsel). Costs and expenses as referred to above, shall include, without limitation, a reasonable hourly rate for collection personnel, whether employed in-house or otherwise, overhead costs as reasonably allocated to the collection effort, and all other expenses actually incurred. Reasonable attorneys' fees shall include, without limitation, attorneys' fees and costs incurred in connection with any bankruptcy case or other insolvency proceeding commenced by or against Borrower or any Person granting a security interest in any item of Collateral, including all fees incurred in connection with (a) moving from relief from the automatic. stay, to convert or dismiss the case or proceeding, or to appoint a trustee or examiner, or (b) proposing or opposing confirmation of a plan of reorganization or liquidation, in any case without regard to the identity of the prevailing party.

8.3 Fees and Commissions

     Borrower agrees to indemnify Emeritus and hold it harmless with regard to any commissions, fees, judgments, or expenses of any nature and kind that Emeritus may become liable to pay by reason of any claims by or on behalf of brokers, finders, or agents in connection with any act or failure to act by Borrower or any litigation or similar proceeding arising from such claims. Borrower states that it is aware of no valid basis for any such claims.

8.4 No Waiver

     No failure or delay on the part of Emeritus or the holder of any of the Convertible

Promissory Note in exercising any right, power, or privilege hereunder and no course of dealing between Borrower and Emeritus or the holder of any of the Convertible Promissory Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that Emeritus or any subsequent holder of any of the Convertible
Promissory Note would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of Emeritus to any other or further action in any circumstances without notice or demand.

8.5 Entire Agreement and Amendments

     This Agreement and the exhibits to this Agreement represent the entire agreement between the parties hereto with respect to the Loans and the transactions contemplated hereunder and, except as expressly provided herein, shall not be affected by reference to any other documents. This Agreement, or any provision hereof, may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

8.6 Benefit of Agreement

     This Agreement is binding upon and inures to the benefit of Borrower and Emeritus and their successors and assigns and all subsequent holders of any of the Convertible Promissory Note or any portion thereof.
Borrower expressly acknowledges that Emeritus is not prohibited or restricted from assigning rights or participations hereunder or any portion thereof to another Person. In addition, Borrower may delegate its responsibilities and assign it rights hereunder to Daniel R. Baty or to an Affiliate thereof. Borrower, however, is precluded from assigning any of its respective rights or delegating any of its obligations hereunder or under any of the other agreements between Borrower and Emeritus without the prior written consent of Emeritus.

8.7 Severability

     If any provision of this Agreement or any of the Loan Documents is held invalid under any Applicable
Laws, such invalidity shall not affect any other provision of this Agreement that can be given an effect without the invalid provision, and, to this end, the provisions hereof are severable.

8.8 Descriptive Headings

     The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not affect the meaning or construction of any of the provisions hereof.

8.9 Governing Law

     This Agreement and the rights and obligations of the parties hereunder and under the other Loan
Documents shall be construed in accordance with and shall be governed by the laws of the state of Washington without regard to the choice of law rules thereof.

8.10 Consent to Jurisdiction, Service, and Venue

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

     For the purpose of enforcing payment of the Convertible Promissory Note, and the performance of Borrower's obligations under this Agreement, the other
Loan Documents, or otherwise in connection herewith, Borrower hereby consents to the jurisdiction and venue of the courts of the state of Washington or of any federal court located in such state, including, but not limited to, the Superior Court of Washington for King
County and the United States District Court for the
Western District of Washington. Borrower hereby waives the right to contest the jurisdiction and venue of courts located in King County, Washington, on the ground of inconvenience or otherwise and waives any right to bring any action or proceeding against Emeritus in any court outside King County, Washington.
The provisions of this section do not limit or otherwise affect the right of Emeritus to institute and conduct action in any other appropriate manner, jurisdiction, or court.

8.11 Counterparts

     This Agreement and each of the Loan Documents may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument.

8.12 Statutory Notice

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY,
EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A
DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.




























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

     IN WITNESS WHEREOF, Borrower and Emeritus, have caused this Agreement to be duly executed by the respective, duly authorized signatories as of the date first above written.

                         BORROWER:

                         AURORA BAY INVESTMENTS,
L.L.C.,
                         a Washington limited liability
company

                         By:  /s/ Craig W. Spaulding
                                -----------------------
-------------------
                         Craig W. Spaulding, Manager

                         By:  /s/ Jerry Erwin
                                -----------------------
------------------
                         Jerry Erwin, Manager

                         EMERITUS:

                         EMERITUS CORPORATION,
                         a Washington corporation

                         By:  /s/ Michelle A. Bickford
                                 ----------------------
--------------------
                         Its:  V.P. New Business
Development
























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